CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350,
Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Boulder Brands, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 26, 2015	By:	/s/ Stephen B. Hughes
Stephen B. Hughes
Chairman of the Board and Chief Executive Officer
(Principal executive officer)